UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007 (September 5, 2007)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreements.

Effective as of September 5, 2007, WABCO Holdings Inc. (the “Company”) entered into indemnification agreements (the “Agreements”) with John F. Fiedler and Donald J. Stebbins (each an “Indemnitee”), who have been elected to fill the two vacancies on the Corporation’s Board of Directors, as described below in Item 5.02.

The Agreements supplement the existing indemnification provisions currently contained in the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws. Along with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, the Agreements generally provide that the Company will, in certain circumstances, indemnify the applicable Indemnitee to the fullest extent permitted by applicable law, providing for the payment of expenses (including attorneys’ fees), losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith) incurred by such Indemnitee or on such Indemnitee’s behalf in connection with any proceeding in any way connected with, resulting from or relating to such Indemnitee’s service as a director of the Company. Each Indemnification Agreement also provides for the advancement of expenses to an Indemnitee in connection with a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an appeal from any such proceeding).

The description of the Agreements and the terms of the Agreements set forth under this Item 1.01 are qualified in their entirety by reference to a form of the Agreement, which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on July 5, 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As disclosed in the Company’s press release on September 5, 2007, effective September 5, 2007, the Board of Directors elected John F. Fiedler and Donald J. Stebbins to the Board of Directors, filling the two remaining vacancies on the Company’s eight-member Board. In connection with the addition of Messrs. Fiedler and Stebbins to the Company’s Board, the Board also restructured the composition of its two principal board committees as follows:

Audit Committee

Kenneth Martin (Chairman)

Donald J. Stebbins

James Hardymon

Compensation, Nominating and Governance Committee

Michael Smith (Chairman)

Juergen Gromer

John F. Fiedler

1

As a member of the Company’s Board of Directors, Messrs. Fiedler and Stebbins will each receive the following pursuant to the Company’s current director compensation policy:

•	An initial retainer of $50,000 paid in the form of restricted common stock;

•	An annual cash retainer of $95,000, which shall be paid part in cash ($40,000 payable in four equal quarterly installments) and part in the form of restricted stock units ($55,000); and

•	Meeting fees of $1,500 per day for in-person meetings and $750 for each telephonic board meeting.

Messrs. Fiedler and Stebbins will also be entitled to the reimbursement of travel expenses, travel insurance; coverage under the Company’s Director and Officer Insurance Policy; and the use of any owned or leased Company aircraft for business purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished as part of this report to the extent described in Item 1.01.

Exhibit No.	Description of Document
10.1	Form of Indemnification Agreement (Previously filed as exhibit 10.6 to the Company’s Form 10 (File No. 001-33332), filed on May 23, 2007 and herein incorporated by reference)

99.1	Press Release dated September 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2007	WABCO HOLDINGS INC.

	By:	/s/ Ulrich Michel
	Name:	Ulrich Michel
	Title:	Chief Financial Officer